UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2009

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 19, 2009, Gerber Scientific, Inc. (the “Company”) amended the agreement governing its credit facility among the Company, certain subsidiaries of the Company, RBS Citizens, N.A., Sovereign Bank, JPMorgan Chase Bank N.A., HSBC Bank USA, National Association, Merrill Lynch Capital Corporation and Bank of America, N.A., as lenders, and RBS Citizens, N.A., as administrative agent, and RBS Securities Inc. (f/k/a Greenwich Capital Markets, Inc.) as sole lead arranger and bookrunner.  The amendment modified certain financial covenants that are detailed below, amended the definitions of Consolidated EBIT, Consolidated EBITDA and Consolidated Asset Coverage Ratio and reduced the borrowing capacity to $75.0 million from $100.0 million. The amendment also requires the Company under certain conditions to secure the loans under the credit facility by certain real property owned by the Company located in Tolland Connecticut.

The ratio of Total Funded Debt to Consolidated EBITDA financial covenant was modified as follows:

Twelve Month Period Ended	Pre-Amendment Covenant	Amended Covenant
October 31, 2009	Maximum 3.75:1	Maximum 3.50:1
January 31, 2010	Maximum 3.25:1	Maximum 3.00:1
April 30, 2010	Maximum 3.25:1	Maximum 3.00:1
July 31, 2010 and thereafter	Maximum 3.00:1	Maximum 3.00:1

The ratio of Consolidated EBIT to Consolidated Interest Expense financial covenant was modified as follows:

Twelve Month Period Ended	Pre-Amendment Covenant	Amended Covenant
October 31, 2009	Minimum 2.00:1	Minimum 1.50:1
January 31, 2010	Minimum 2.25:1	Minimum 1.50:1
April 30, 2010	Minimum 2.75:1	Minimum 2.25:1
July 31, 2010	Minimum 3.00:1	Minimum 2.50:1
October 31, 2010 and thereafter	Minimum 3.00:1	Minimum 3.00:1

The amendment also modified the definition of the Consolidated Asset Coverage Ratio to phase out the pre-amendment $20.0 million allowance for consolidated net fixed assets over a period of time commencing with October 31, 2009 and thereafter thorough September 30, 2010.  Additionally, the measurement of compliance with this covenant will change from being tested monthly to being tested quarterly after October 31, 2010.

The amendment modified the definitions of EBIT and EBITDA, which provide for additional adjustments to the calculations of EBIT and EBITDA to allow the add-back of certain non-recurring charges and pro-forma historical adjustments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: November 24, 2009	By:	/s/ John J. Krawczynski
John J. Krawczynski Vice President, Chief Accounting Officer and Corporate Controller (On behalf of the Registrant and as Duly Authorized Officer)